                                                            EXHIBIT 99.1
                                                            ------------



                     NAME, PRINCIPAL BUSINESS, AND ADDRESS
                    OF THE DIRECTORS AND EXECUTIVE OFFICERS
                             OF NBD BANCORP, INC.
                    ---------------------------------------

DIRECTORS
- ---------

Terence E. Adderley
President & CEO
Kelly Services, Inc.
999 W. Big Beaver Road
Troy, Michigan  48084

James K. Baker
Chairman
Arvin Industries, Inc.
1 Noblitt Plaza, Box 3000
Columbus, Indiana  47202

Don H. Barden
Chairman and President
Barden Companies, Inc.
400 Renaissance Center
Suite 2400
Detroit, Michigan  48243

Siegfried Buschmann
Chairman and CEO
The Budd Company
3155 W. Big Beaver Road
Troy, Michigan  48007-2601

Bernard B. Butcher
Retired Senior Consultant,
The Dow Chemical Company
3610 Applewood Road
Midland, Michigan  48640

John W. Day
Retired Executive Vice President,
Allied-Signal Inc.
344 N.E. Plantation Drive
#4708
Stuart, Florida  34996

Maureen A. Fay, O.P.
President
University of Detroit Mercy
4001 West McNichols
Detroit, Michigan  48221

Charles T. Fisher III
Retired Chairman and President,
NBD Bancorp, Inc.
100 Renaissance Center
Suite 2412
Detroit, Michigan  48243

Alfred R. Glancy III
Chairman, President and CEO
MCN Corporation
500 Griswold Street - 10th Floor
Detroit, Michigan  48226

Dennis J. Gormley
Chairman, President & CEO
Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan  48034

Joseph L. Hudson, Jr.
Chairman
Hudson-Webber Foundation
Suite 1310
333 West Fort Street
Detroit, Michigan  48226

Verne G. Istock
Chairman & CEO
NBD Bancorp, Inc.
P.O. Box 116
Detroit, Michigan  48232

Thomas H. Jeffs II
President & COO
NBD Bancorp, Inc.
P.O. Box 116
Detroit, Michigan  48232

John E. Lobbia
Chairman and CEO
The Detroit Edison Co.
2000 Second Avenue
Detroit, Michigan  48226

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Richard A. Manoogian
Chairman and CEO
Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

William T. McCormick, Jr.
Chairman and CEO
CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive, Suite 1100
Dearborn, Michigan  48126-2712

Thomas E. Reilly, Jr.
Chairman of the Board
Reilly Industries, Inc.
151 N. Delaware Street, Suite 1510
Indianapolis, Indiana  46204

Irving Rose
Partner
Edward Rose & Sons
30057 Orchard Lake Road, Suite 100
P.O. Box 9070
Farmington Hills, Michigan  48333-9070

Robert C. Stempel
Retired Chairman and CEO
General Motors Corporation
One Northwestern Plaza
28411 Northwestern Highway, Suite 1025
Southfield, Michigan  48034

Peter W. Stroh
Chairman and CEO
The Stroh Companies, Inc.
100 River Place
Detroit, Michigan  48207

Ormand J. Wade
Retired Vice Chairman,
American Information Technologies
Corporation
21 East Pembroke Drive
Lake Forest, Illinois  60045

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EXECUTIVE OFFICERS
- ------------------

The principal business address of each Executive Officer of NBD Bancorp., Inc. is 611 Woodward Avenue, Detroit, Michigan 48226

Verne G. Istock               Chairman and Chief Executive Officer

Thomas H. Jeffs II            President and Chief Operating Officer

Frederick M. Adams, Jr.       Executive Vice President

Gordon S. Crimmins            Executive Vice President

Robert A. DeAlexandris        Executive Vice President

Philip S. Jones               Executive Vice President, Treasurer
                              and Chief Financial Officer

James R. Lancaster            Executive Vice President

Thomas J. McDowell            Executive Vice President, Chief
                              Credit Policy and Risk Management
                              Officer

Susan S. Moody                Executive Vice President

Andrew J. Paine, Jr.          Executive Vice President